UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: April 21, 2011)

Texas Rare Earth Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada	0-53482	87-0294969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, Texas 77056
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 209-2911

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

 ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Election of Directors.

On April 27, 2011, the board of directors of the Company appointed Jim Graham as a director of the Company to fill an existing vacancy.  Jim Graham will qualify and serve as an independent director.

Mr. Graham is a former member of the Nuclear Energy Institute (NEI) Board of Directors, served as Chairman of the Board of Governors for the World Nuclear Fuel Market (WNFM) and is the past Chairman of the NEI’s Nuclear Fuel Supply Forum. Jim also Co-Chaired the World Nuclear Association’s 2007 Global Nuclear Fuel Market study in London.

Mr. Graham’s 40 year career spans nuclear, mining in potash, coal, gold and uranium using ISL, open pit and underground methods as well as working with corresponding plant, milling and ISL recovery facilities. His experience covers evaluation, acquisition, design & construction, operation, management and trouble-shooting for various types of properties and facilities.

Mr. Graham retired in mid-2009 after sixteen years as President and CEO of ConverDyn, a partnership between Honeywell International and General Atomics where he managed the global marketing of conversion services and oversight of Honeywell’s Metropolis Facility in Metropolis, Illinois. ConverDyn is one of four primary converters in the world which provide a service that chemically changes the form of uranium oxide (yellowcake or U3O8) to uranium hexafluoride (UF6).

In addition to his position at ConverDyn, Jim was a Senior Vice President of General Atomics and responsible for the company’s nuclear fuel cycle activities from 1992 until 2004.  During this period he was responsible for developing the Beverley ISL uranium mine in South Australia over a four and a half period. Beverley was the first ISL in Australia and the first mine to reach mining agreements with both the Native Title groups and the South Australian government.  As senior management, Jim oversaw the acquisition and operation of the Cotter operations in Colorado and was deeply involved in the Wismut operation in former East Germany as well as the uranium activities in both Texas and New Mexico for General Atomics.

Jim held the position of President and COO for NUEXCO Trading Company, which at the time was the world’s largest uranium trading and brokerage group.  Before joining NUEXCO, Jim spent nine years with the French oil company, TOTAL S.A., as Executive Vice President of its upstream activities and as President and CEO of its North American mining entities which included coal operations in Kentucky, Pennsylvania and Wyoming plus uranium operations in Texas and Wyoming and gold activities in South Dakota, Canada and Australia. During this period between 1983 and 1992 Mr. Graham was involved in growing the uranium business through several key acquisitions and joint ventures

Mr. Graham is the Chief Executive Officer of Nuclear Fuel Cycle Consulting providing services for the front end of the nuclear fuel cycle. Mr. Graham has held 18 board positions and has been the author of over one hundred papers. Mr. Graham received his bachelor’s degree in metallurgical engineering in 1970 from Michigan Technological University.

A copy of the press release announcing the appointment of Jim Graham to the Company’s board of directors is attached hereto as Exhibit 99.1.

Additionally, Cecil Wall resigned as a director of the Company, effective April 21, 2011.  Mr. Wall had no disagreements with the Company.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits

The following exhibits are to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
99.1	Press Release dated April 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 2011

TEXAS RARE EARTH RESOURCES CORP.

By:	/S/ Dan Gorski
Dan Gorski, Chief Executive Officer